UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

February 21, 2022

(Date of earliest event reported)

QUANEX BUILDING PRODUCTS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-33913	26-1561397
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 West Loop South, Suite 1500, Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 713-961-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	NX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 21, 2022, William Griffiths retired as the Executive Chairman of the Board of Directors (the “Board”) Quanex Building Products Corporation (the “Company”). Mr. Griffiths will remain the Company’s Non-Executive Chairman. In connection therewith, on February 22, 2022, the Board approved the payment of an annual retainer to Mr. Griffiths for his service as Chairman of the Board. This annual retainer is in the amount of $40,000 and will be paid to Mr. Griffiths on a quarterly basis. In addition to this retainer, Mr. Griffiths will be compensated for his service as a director pursuant to the Company’s standard director compensation practices, as set forth in the Company’s Corporate Governance Guidelines and more fully discussed in the Company’s Proxy Statement for its 2022 Annual Meeting of Shareholders, as filed with the Securities and Exchange Commission on January 25, 2022.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On February 22, 2022, the Company held its Annual Meeting of Stockholders, pursuant to notice and proxy mailed on or about January 25, 2022, to the Company’s stockholders of record as of January 5, 2022. There were 33,388,735 shares of common stock entitled to vote at the meeting, and a total of 31,458,366.264 shares were represented at the meeting in person or by proxy.

At the Annual Meeting, nine directors were elected for terms expiring at the Company’s 2023 Annual Meeting, with the following tabulation of votes for each nominee:

Director Nominee	Votes For	Votes Against	Abstain	Broker Non-Votes	Percent of Shares Cast in Favor *
Susan F. Davis	29,279,302.215	957,455.772	4,134.277	1,217,474	96.83%
William C. Griffiths	29,644,789.412	589,065.345	7,037.507	1,217,474	98.05%
Bradley E. Hughes	29,978,000.325	254,966.781	7,925.158	1,217,474	99.16%
Jason D. Lippert	30,119,276.493	114,465.054	7,150.717	1,217,474	99.62%
Donald R. Maier	29,486,579,532	746,179.973	8,132.759	1,217,474	97.53%
Meredith W. Mendes	29,496,788.837	738,099.049	6,004.378	1,217,474	97.56%
Curtis M. Stevens	29,324,869.532	907,960.594	8,062.138	1,217,474	97.00%
William E. Waltz, Jr.	29,487,050.170	745,772.956	8,069.138	1,217,474	97.53%
George L. Wilson	29,757,981.112	474,943.435	7,967.717	1,217,474	98.43%

*Excludes Abstentions and Broker Non-Votes

In addition to the election of directors, stockholders at the Annual Meeting voted on and approved the following actions:

•	Provided an advisory “say on pay” vote approving the Company’s executive compensation programs; and

•	Ratified the Audit Committee’s appointment of Grant Thornton LLP as the Company’s independent auditor for the fiscal year ending October 31, 2022;

The tabulation of votes for these proposals is set forth below:

Proposal	Votes For	Votes Against	Abstain	Broker Non-Votes	Percent of Shares Cast in Favor *
Advisory Vote to Approve Executive Compensation	29,655,454.330	474,831.670	110,606.264	1,217,474	98.42%
Ratification of Company’s Independent Auditor	31,244,575.661	194,680.877	19,109.726	-	99.38%

*Excludes Abstentions and Broker Non-Votes

Item 7.01.  Regulation FD Disclosure.

Board Leadership and Committee Assignments

On February 22, 2022, the Board formally approved various Board leadership and Committee assignments, as set forth below:

Chairman of the Board	Lead Director	Compensation & Management Development Committee	Nominating & Corporate Governance Committee	Audit Committee	Executive Committee
Bill Griffiths	Susan Davis	Don Maier (Chair) Susan Davis Jason Lippert Bill Waltz	Susan Davis (Chair) Brad Hughes Jason Lippert Don Maier Meredith Mendes Curt Stevens Bill Waltz	Curt Stevens (Chair) Brad Hughes Meredith Mendes	Bill Griffiths (Chair) Susan Davis Curt Stevens

Information regarding committee membership is also publicly available on the Company’s website at www.quanex.com.

Dividend Declaration

On February 23, 2022, the Company issued a press release announcing the declaration of a dividend of $0.08 per share, to be paid on March 30, 2022, to all holders of record as of the Record Date of March 15, 2022. A copy of the press release is attached hereto as Exhibit 99.1.

The information contained in this Item 7.01 and Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being filed herewith:

Exhibit No.	Description
99.1	Press Release dated February 23, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANEX BUILDING PRODUCTS CORPORATION
(Registrant)

February 23, 2022	/S/ Paul B. Cornett

(Date)	Paul B. Cornett Senior Vice President – General Counsel and Secretary